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FOR: SPR Inc.                          FOR: Leapnet, Inc.
     Steve Tober                            Beth Pastor
     Chief Operating Officer                VP of Corporate Communications
     (630) 575-6230                         (312) 475-1254
     stober@sprine.com                      pastor@leapnet.com


FOR IMMEDIATE RELEASE
---------------------
                                   CONTACT: Investor Relations:
                                            Cheryl Schneider/Hulus Alpay
                                            Press: Michael McMullan/David Nugent
                                            Morgen-Walke Associates
                                            212-850-5600


                   LEAPNET, INC. AGREES TO ACQUIRE SPR INC.
--Acquisition Creates End-To-End E-Commerce Solutions Provider With More Than
                           $80 Million In Revenues--

     Chicago, IL, January 28, 2000--Leapnet, Inc., (Nasdaq: LEAP), a company that develops creative and technology solutions for the wired world, today announced it has executed a definitive agreement to acquire SPR Inc., (Nasdaq:
SPRI), a company that provides IT consulting and project based services focused on maximizing the value of existing systems, pending shareholder approval.

     The new company, named Leapnet, Inc., will be a premier, end-to-end, customer-focused, e-solutions provider helping clients offer consumers direct access to the power of large existing systems from desktop computers. Combined revenues of the new company are expected to be approximately $80 million for 2000.

     The acquisition will take place as a merger pursuant to a definitive merger agreement executed by Leapnet and SPR. The Board of Directors of each company has approved the merger and recommended that their shareholders vote in favor of the merger. Pursuant to this merger of equals, each share of SPR stock will be converted into 1.085 shares of Leapnet stock. The merger will be effected on a tax-free basis to shareholders. When complete, Leapnet's shareholders will own a majority of the new company. Shareholders owning approximately 32% of Leapnet's outstanding shares have given their proxy to SPR's board to vote in favor of the merger and shareholders owning approximately 30% of SPR's outstanding shares have given their proxy to Leapnet's board to vote in favor of the merger. The stock will continue to trade under the symbol LEAP on The Nasdaq Stock Market. The new company will also adopt SPR's fiscal year, which is a calendar year. Leapnet's current fiscal year ends January 31, 2000.

                                   --more--

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LEAPNET, INC. ACQUIRES SPR INC.

     Frederick A. Smith, Chairman and Chief Executive Officer of Leapnet, stated, "With this acquisition, we greatly enhance our ability to offer clients end-to-end, customer-focused, e-commerce solutions. While we have grown Internet revenues at Leapnet significantly this year organically, we wanted to find a company that could further fuel our growth as we attempt to meet customer demand. SPR is the perfect fit for our needs, given their 26-year heritage, marquee client list and strong consultant training culture. It is management's goal to continue to drive aggressive growth within the e-business segment."
     Mr. Smith further stated, "The synergies between the front-end Internet development expertise at Quantum Leap, the e-business consulting and systems integration expertise at Eagle Technology Partners, the globalization capabilities of YAR, and the back-end mainframe consulting capabilities at SPR will give us a range of capabilities that we believe are unmatched by any other company in the industry. SPR, through its existing workforce and proven training methodology, will provide Leapnet with the bench strength to allow us to meet customer demands. They have a proven record in scalability, which will be a critical component of our growth plan."
     The executive management team for the combined company, will consist of Frederick A. Smith. Chairman of the Board, currently Chairman and Chief Executive Officer of Leapnet: Robert M. Figliulo, Vice Chairman and Chief Executive Officer, who currently serves as Chairman and Chief Executive Officer of SPR; and Stephen J. Tober, President and Chief Operating Officer, who currently serves as Chief Operating Officer of SPR.
     Robert M. Figliulo, Chairman and CEO of SPR Inc., stated, "We are extremely pleased to be joining forces with Leapnet and expect the combination of the two companies to be a powerful one. This new company will be at the forefront of the paradigm shift occurring as our customer's demand the integration of creative, strategy, globalization and technology expertise applied to e-business solutions. Quantum Leap, Eagle and SPR together will be uniquely qualified to meet the challenges of e-business, which involves leveraging technology in a way that meets the business needs of our clients."
     Stephen J. Tober, SPR Chief Operating Officer, stated, "SPR is staffed with more than 300 full-time consultants prepared to address significant IT-related corporate initiatives. SPR is skilled in the maintenance of large existing systems and has already begun transforming more than 20% of its workforce to the Web implementation sector. Moving forward, we expect SPR to continue its traditional business lines, enhance the capabilities of Eagle Technology Partners, Quantum Leap Communications and

                                  -- more --
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LEAPNET, INC. ACQUIRES SPR INC.

YAR Communications and begin to leverage new Internet-based e-commerce capabilities, initially in terms of BroadVision implementation. Given that both Leapnet and SPR are headquartered in Chicago, and are organically grown, we expect the integration process to be less challenging."

     Mr. Smith continued, "The acquisition of SPR will facilitate rapid growth for Leapnet, well beyond what both companies can accomplish separately, organically. The combination of skills at our companies will position us to generate increased revenues at Quantum Leap, Eagle Technology Partners and SPR, and with a goal of profitability for 2000. The critical mass and bench strength we will achieve through SPR's recruiting and training culture, and the increased Internet capabilities we will be prepared to offer clients are essential components of our future growth as we prepare for the continued explosive expansion of e-commerce."

     SPR Inc. ("SPR") is a 26-year old IT services firm specializing in helping Fortune 1000 companies increase the value of their existing systems. SPR's services are project based and focus on assisting companies manage IT infrastructure, develop and maintain applications, and integrate systems and information. SPR's philosophy is to utilize existing systems whenever possible in order to provide cost-effective, faster time-to-market and lower business risk solutions. SPR has offices in Oak Brook, Ill., Dallas, Milwaukee and Tulsa. More information on SPR can be found at http://www.sprinc.com.

     Leapnet, Inc. (NASDAQ: LEAP), develops creative and technology solutions for the wired world by combining expertise in Internet advertising and development, global marketing communications and traditional brand advertising. Its subsidiaries are Quantum Leap Communications, Eagle Technology Partners, The Leap Partnership and YAR Communications. Headquartered in Chicago, the Company has offices in New York, Los Angeles and San Francisco. Leapnet clients include American Airlines, Anheuser-Busch, EDS, Ernest & Young, Microsoft, Morningstar, SAM's Club, Starwood Hotels & Resorts, Unisys, The University of Chicago Graduate School of Business, Wal-Mart Stores and Western Union. More information on Leapnet can be found at http://www.leapnet.com.

This press release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties. A number of important factors could cause the Company's actual results, performance or achievements for fiscal 2000 and beyond to differ materially from that expressed in such forward-looking statements. These factors are set forth in the Company's filings with the Securities and Exchange Commission and include, without limitation material changes in economic conditions in the markets served by the Company's clients, competition in the Company's industry, uncertainties relating to the development market for new media, changing technologies, seasonality and the Company's dependence on key clients and projects and key personnel. Loss of a key client or a significant reduction in business from a key client could have a significant adverse effect on the Company's business and results of operations.

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